Exhibit 99.3

PROGRESSIVE CARE, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
 (UNAUDITED)

Index to Pro Forma Condensed Combined  Financial Information

Page(s)

Pro Forma Condensed Combined Balance Sheets as of September 30, 2010	1

Pro Forma Condensed Combined Statements of Operations
as of September 30, 2010	2

Pro Forma Condensed Combined Balance Sheets as of December 31, 2009	3

Pro Forma Condensed Combined Statements of Operations
as of December 31, 2009	4

Notes to Pro Forma Condensed Combined Financial Statements as of
September 30, 2010 and December 31, 2009	5-7

Progressive Care, Inc.
Pro Forma Condensed Combined Balance Sheet

	September 30, 2010	September 30, 2010
	PharmCo, LLC	Progressive
	(Acquiree)	(Acquirer)	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined

Assets
Current Assets
Cash	$157,277	$6,127	$-	$163,404
Accounts receivable - net	336,617	9,827	-	346,444
Prepaid expenses	13,556	-	-	13,556
Inventories	348,546	-	-	348,546
Deposit on future acquisition	123,080	-	-	123,080
Total Current Assets	979,076	15,954	-	995,030

Property and Equipment - net	35,661	-	-	35,661

Intangibles:
Goodwill	-	-	3,228,351	3,228,351
Total Intangible Assets	-	-	3,228,351	3,228,351

Deposits and other assets	1,500	900	-	2,400

Total Assets	$1,016,237	$16,854	$3,228,351	$4,261,442

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable and accrued liabilities	$85,259	$60,731	-	$145,990
Notes payable	475,000	39,106	-	514,106
Notes payable - related parties	84,329	-	-	84,329
Total Current Liabilities	644,588	99,836	-	744,424

Long Term Liabilities:
Notes Payable	-	66,767	-	66,767

Total Liabilities	644,588	166,604	-	811,192

Stockholders' Equity (Deficit)
Common stock, $0.0001 par value; 100,000,000 shares authorized,
35,280,000 shares issued and outstanding	-	528	3,000	3,528
Members equity	371,649	-	(371,649)	-
Additional paid-in capital	-	1,608,722	3,597,000	5,205,722
Accumulated deficit	-	(1,759,000)	-	(1,759,000)
Total Stockholders' Equity (Deficit)	371,649	(149,750)	3,228,351	3,450,250

Total Liabilities and Stockholders' Equity (Deficit)	$1,016,237	$16,854	$3,228,351	$4,261,442

Progressive Care, Inc.
Pro Forma Condensed Combined Statement of Operations

	September 30, 2010 PharmCo, LLC (Acquiree)	September 30, 2010 Progressive (Acquirer)	Pro Forma	Pro Forma
	(unaudited)	(unaudited)	Adjustments	Combined

Sales - net	4,150,647	76,231	-	4,226,878

Cost of sales	2,050,637	3,676	-	2,054,313

Gross profit	2,100,010	72,555	-	2,172,565

Selling, general and administrative expenses	797,091	110,469	-	907,560

Income from operations	1,302,919	(37,914)	-	1,265,005

Other Income (Expense):
Gain on debt settlement - former member	122,886	-	-	122,886
Interest expense	(68,578)	(5,474)	-	(74,052)
Total Other Income (Expense), net	54,308	(5,474)	-	48,834

Net Income (Loss)	$1,357,227	$(43,388)	$-	$1,313,839

Net Income (Loss) Per Share - Basic and Diluted	$-	$(0.00)	$-	$0.04

Weighted average number of shares outstanding
during the period - basic and diluted	-	35,280,000	-	35,280,000

Progressive Care, Inc.
Pro Forma Condensed Combined Balance Sheet

	December 31, 2009	December 31, 2009
	PharmCo, LLC	Progressive
	(Acquiree)	(Acquirer)	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined

Assets
Current Assets
Cash	$20,019	$315	$-	$20,334
Accounts receivable - net	171,072	6,081	-	177,153
Inventories	275,980	-	-	275,980
Total Current Assets	467,071	6,397	-	473,468

Property and Equipment - net	39,423	-	-	39,423

Intangibles:
Goodwill	-	-	3,538,728	3,538,728
Total Intangible Assets	-	-	3,538,728	3,538,728

Deposits and other assets	1,500	900	-	2,400

Total Assets	$507,994	$7,297	$3,538,728	$4,054,019

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable and accrued liabilities	$139,507	$52,769	-	$192,276
Notes payable	-	58,338	-	58,338
Notes payable - former member	222,886	-	-	222,886
Notes payable - related parties	84,329	-	-	84,329
Total Current Liabilities	446,722	111,108	-	557,830

Long Term Liabilities:
Notes Payable	-	36,217	-	36,217

Total Liabilities	446,722	147,325	-	594,047

Stockholders' Equity (Deficit)
Common stock, $0.0001 par value; 100,000,000 shares authorized,
35,280,000 shares issued and outstanding	-	528	3,000	3,528
Members Equity	61,272	-	(61,272)	-
Additional paid-in capital	-	1,577,522	3,597,000	5,174,522
Accumulated deficit	-	(1,718,079)	-	(1,718,079)
Total Stockholders' Equity (Deficit)	61,272	(140,028)	3,538,728	3,459,972

Total Liabilities and Stockholders' Equity (Deficit)	$507,994	$7,297	$3,538,728	$4,054,019

Progressive Care, Inc.
Pro Forma Condensed Combined Statement of Operations

	December 31, 2009 PharmCo, LLC (Acquiree)	December 31, 2009 Progressive (Acquirer)	Pro Forma	Pro Forma
	(unaudited)	(unaudited)	Adjustments	Combined

Sales - net	$2,115,831	$100,176	$-	$2,216,007

Cost of sales	1,186,967	19,320		1,206,287

Gross profit	928,864	80,856	-	1,009,720

Selling, general and administrative expenses	696,171	174,688	-	870,859

Income (loss) from operations	232,693	(93,831)	-	138,862

Other Income (Expense):
Interest expense	(4,852)	(7,462)	-	(12,314)
Total Other Income (Expense), net	(4,852)	(7,462)	-	(12,314)

Net Income (Loss)	$227,841	$(101,294)	$-	$126,547

Net Income (Loss) Per Share - Basic and Diluted	$-	$(0.00)	$-	$0.00

Weighted average number of shares outstanding
during the period - basic and diluted	-	35,280,000	-	35,280,000

Progressive Care, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 1 Background Information

On October 21, 2010, Progressive Care, Inc. (“the Company”) acquired 100% of PharmCo, LLC (“PharmCo”).  The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and PharmCo after giving effect to the purchase price consisting of the issuance of 30,000,000 shares of common stock by the Company in connection with the PharmCo acquisition, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of PharmCo and the historical financial statements and accompanying notes of Progressive Care, Inc., included in the Company’s annual report in Form 10-K for the fiscal year ended May 31, 2010 and the quarterly report on Form 10-Q for the quarter ended August 30, 2010.

Note 2 Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheets and statements of operations as of September 30, 2010 and December 31, 2009, are based on the historical financial statements of the Company and PharmCo, after giving effect to the Company’s acquisition of PharmCo on October 21, 2010, (initial 8-K was filed on October 27, 2010).  The pro forma financial statements give effect to the merger as if it had occurred on January 1, 2009, with the resulting pro forma effects shown for the periods listed above.

In determining the valuation of intangibles, including goodwill, the Company has applied the guidance in ASC 805, “Business Combinations” (“ASC 805”). The acquisition method of accounting is used for all business combinations and for an acquirer to be identified in the business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.

ASC 805 requires an entity:

●	to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.
●	to recognize the fair value of assets acquired, liabilities assumed, and any non-controlling interest in the acquired entity at the acquisition date.
●	to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.
●	to recognize contingent consideration at the date of acquisition, based on the fair value at that date.

Progressive Care, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

The Company has made significant assumptions and estimates in determining the preliminary purchase price and related allocation of the purchase price in the unaudited pro forma condensed combined financial statements.  These preliminary estimates and assumptions are subject to change as the Company finalizes its assessment of and valuation of the net assets acquired.  These changes could result in material variances between our future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our  results of operations or financial position that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future  results of operations or financial position.

Note 3 Acquisition of PharmCo and Allocation of Purchase Price

PharmCo, LLC (the “Company”), headquartered in North Miami Beach, Florida, was formed on November 29, 2005 as a Florida Limited Liability Company.

The Company operates a retail drugstore, which sells prescription drugs and durable medical equipment plus an assortment of general merchandise, including over-the-counter drugs, beauty products and cosmetics, lottery tickets, seasonal merchandise, greeting cards and convenience foods. The Company also delivers prescription drugs and durable medical equipment to long term care facilities.

PharmCo was acquired for 30,000,000 shares of the Company’s unregistered restricted common stock valued at $3,600,000 ($0.12/share), based upon the quoted closing trading price on the date of acquisition.  There were no contingent consideration arrangements.

Direct costs of acquisition totaling $28,373 were recorded in general and administrative expense during the nine months ended September 30, 2010. The total amount allocated to goodwill is not deductible for tax purposes.

The estimated purchase price for PharmCo, as presented below, represents preliminary fair value estimates at the date of acquisition. Goodwill does not include a preliminary estimate for the value of certain vendor and insurance contracts. These intangibles will be identified and valued for purposes of presenting intangible assets outside of the presentation for goodwill.

Consideration transferred at fair value:
Common stock	3,600,000
Total consideration	3,600,000

Assets acquired:
Cash	157,277
Accounts receivable	336,617
Prepaid expenses	13,556
Inventories	348,546
Deposits on future acquisition	123,080
Property and equipment	35,661
Deposits and other assets	1,500
Total assets acquired	1,016,237

Liabilities assumed:
Accounts payable and accrued expenses	85,259
Notes payable	475,000
Notes payable – related parties	84,329
Total liabilities assumed	644,588

Total net assets acquired	371,649

Goodwill – at fair value	$3,228,351

Progressive Care, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 4 Pro Forma Financial Statement Adjustment

Represents the elimination of the acquiree’s member deficit as part of the acquisition, as well as to record the preliminary fair values of the PharmCo goodwill in connection with assets acquired, liabilities assumed and the common stock issued in connection with the acquisition.

The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for the 30,000,000 shares of common stock issued in connection with the acquisition.  The issuance of these shares is considered outstanding as of January 1, 2009.

	Weighted Average Common Shares Outstanding
	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Weighted average common shares outstanding – basic and diluted	5,280,000	5,280,000

Effect of common stock issued in merger	30,000,000	30,000,000

Weighted average common shares outstanding – basic and diluted – pro forma	35,280,000	35,280,000

Net income – pro forma	$1,313,839	$126,547

Net earnings per share – basic and diluted – pro forma*	$0.04	$0.00

*The Company had no common stock equivalents; therefore, basic and diluted earnings per share are equivalent.